CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND REPLACED WITH “[…***…]” BECAUSE IT IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit 10.51
MASTER SUPPLY AND SERVICES AGREEMENT
PREAMBLE
This MASTER SUPPLY AND SERVICES AGREEMENT (this “Agreement”) is entered into as of December 24, 2021 (the “Effective Date”) by and between Bloom and Company named below (each, a “Party,” and collectively, the “Parties”) to set forth the terms and conditions of the sale of certain solid oxide fuel cell energy Products and ancillary services supporting Company’s installation of the Products.
RECITALS
Bloom and Company’s parent SK ecoplant Co., Ltd. (“SK”) intend to separately enter into a cooperation framework agreement establishing the terms for the joint pursuit of certain business opportunities in the United States of America (“USA”), including Qualified Projects […***…] (the “US Targeted Cooperation Framework Agreement” or “US CFA”). For Qualified Projects where Company has been granted the opportunity to perform the EPC Works, Company will purchase and Bloom will sell the Products described in a project-specific purchase order, substantially in the form of Exhibit B (a “Purchase Order”). Each Purchase Order is governed by the terms and conditions of this Agreement.
Company will also enter into a separate but related master services agreement with Bloom addressing Bloom’s provision of technical and project-support services related to Bloom’s sale of Products (the “Project Services” and “Master Services Agreement” respectively). Commissioning and Product transport services are addressed under this Agreement rather than under the Master Services Agreement and are separate from the Project Services.
Company’s affiliate BT FC, LLC (or other Company affiliate as may be required) shall also engage Bloom to provide certain operations and maintenance services for all Systems that include Product under the separate but related Master Operations and Maintenance Agreement (the “O&M Agreement”).
TERMS & CONDITIONS

Parties	“Company” SK E&C BETEK Corporation, a Delaware corporation CSLB # 948628, having its office at 3 Park Plaza, Suite 430, Irvine, CA 92614	“Bloom” Bloom Energy Corporation, a Delaware corporation
Notice Information	c/o SK E&C BETEK Corporation 3 Park Plaza, Suite 430 Irvine, California 92614 […***…]	4353 North 1st Street, 4th Floor San Jose, California Attn: General Counsel Email: […***…]
Exhibit A    -    Definitions
Exhibit B    -    Form of Purchase Order
Schedule 1    -    Insurance
The Preamble, Recitals, Terms & Conditions, Exhibits and Schedules are incorporated in their entirety by reference and made part of this Agreement.
Execution Version    MSA

CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND REPLACED WITH “[…***…]” BECAUSE IT IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit 10.51
IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives and delivered as of the date first set forth above.

SK E&C BETEK CORPORARTION By: Name: Title:	BLOOM ENERGY CORPORATION By: Name: Title:

Execution Version    Signature Page to MSA

CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND REPLACED WITH “[…***…]” BECAUSE IT IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit 10.51

Execution Version    Signature Page to MSA

Article I.PRODUCT, SERVICES, PRICE, AND PAYMENT
Section 1.01Product.
(a)Product. The products available for purchase by Company from Bloom are listed in each Purchase Order (the “Product”).
(b)Product Changes.
(i)Future Products. This Agreement is intended to govern the provision of any new product offerings made available by Bloom to Company during the Term.
(ii)Product Updates. Bloom will have the right to make design improvements to Products from time to time and in its sole discretion.
(iii)Product Specification Updates. Upon any changes to the Product Specifications or any additions to the list of Products, Bloom will deliver to Company the updated Product Specifications or new Product, as the case may be. Notwithstanding the foregoing, following execution of a Purchase Order for a Product, Bloom will not, without Company’s prior written consent, make design modifications to the Products set forth in such Purchase Order that represent a material change to such Products’ form, fit, or function.
(c)Custom Product. To the extent a specific product or configuration is not yet available as a “Product” but Bloom is willing to sell such product to Company (a “Custom Product”), the Parties may negotiate a purchase price for such Custom Product and the terms of required Services in accordance with Section 4.02.
(d)Supply-Chain Management for Products. No later than […***…] Business Days before the expiration of each fiscal quarter, Company will deliver to Bloom a Quarterly Forecast. After Bloom’s receipt and review of the Quarterly Forecast, Bloom and Company will meet (which meet may be done by teleconference) to discuss Bloom’s timing requirements for manufacture and delivery.
Section 1.02Product Price.
(a)The purchase price of each Product is set forth in the applicable Purchase Order (the “Product Price”). The Product Price will be in United States dollars, unless provided otherwise in the Purchase Order.
(b)The Product Prices are exclusive of all taxes, duties or excise fees and all costs of shipment and delivery; provided that estimated taxes, duties, excise fees, and shipping covered by the applicable Incoterms in the Purchase Order are part of the Total PO Price as set forth in the Purchase Order.
(c)If the sale of the Product is exempt from sales tax and Company has provided Bloom with a tax exemption and reseller certificates acceptable to the tax authority, the sales tax will be excluded from the Total PO Price.

Section 1.03Services.
(a)The only Services to be provided and performed by Bloom under this Agreement are Commissioning, initial Product training (if needed), and those activities related to or otherwise supporting Product transport and delivery (the “Services”). All other services, if any, will be provided and performed under the Master Services Agreement (before and up to COD) or the O&M Agreement (after COD).
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(b)All Services, Handling Fees, and other reimbursable costs and expenses will be billed on a Time and Materials basis in accordance with the terms of this Agreement, unless otherwise specified in the Purchase Order and mutually agreed by the Parties. Services fees s are inclusive of all sales, use, excise, import, export, re-export, and other taxes or charges (including any interest and penalties), now or hereafter imposed by any governmental body or agency upon any materials, supplies, equipment, or services provided by Bloom as Services, as well as all unemployment compensation insurance, old age benefits, social security, or any other taxes upon the wages of Bloom’s employees.
(c)Bloom will use reasonable skill and judgement in the preparation of estimates and schedules for the cost and time needed to perform Services; provided, Bloom does not warrant or guarantee the accuracy of any such estimates or schedules. Estimates and schedules will be specific to individual Purchase Orders and included in the corresponding Purchase Orders. Notwithstanding the foregoing, if Bloom has provided Company with a Not to Exceed estimate (“NTE”), Bloom will honor the NTE and only perform Services up to the value of the NTE pending further agreement with Company regarding continued Services under the relevant Purchase Order.
Section 1.04Purchase Orders.
(a)Company may order the Products and Commissioning from Bloom through the submission of a Purchase Order. Company shall issue a Purchase Order to Bloom without specifying a Need-by-Date within […***…] Business Days of the date that : (i) Bloom (or any of its affiliates) assigns to Company (or any of its affiliates) the related Energy Services Agreement or other Off-Taker agreement; or (ii) Company directly signs an Off-Taker agreement; provided that Company must provide to Bloom a […***…] prior notice of the Need-by-Date for the applicable Purchase Order, provided, however, that in the case of any project under […***…], the notice period shall be […***…]. Company may the delay the Need-by-Date once, as further detailed in Section 2.02. Purchase Orders are governed by the terms of this Agreement, however, in the event of a conflict between the provisions of this Agreement and a Purchase Order, the provisions of the Purchase Order will govern. Capitalized terms used in this Agreement and not otherwise defined in this Agreement are defined in the Purchase Order.
(b)Company will issue a separate Purchase Order for each Site. The Promise Date and Need-by-Dates in each Purchase Order will be determined on a case-by-case basis.
(c)All Commissioning and other Service requests must be set forth in writing and incorporated into a Purchase Order. Based on the Services requested, Bloom will provide the estimates and schedules addressed in Section 1.03, above.
(d)Upon agreement of the terms of the Purchase Order, each Party will execute and deliver the Purchase Order. A Purchase Order is not binding until it is executed and delivered by both Parties and neither Party is obligated to execute a Purchase Order.
(e)A Purchase Order may only be amended in writing by both Parties.
(f)A Purchase Order may not be cancelled once executed by the Parties, except: (i) in accordance with Section 13.02 (Termination for Cause) or (ii) in the event that a Force Majeure Event causes the cancellation of the Qualified Project or Company’s participation in such Qualified Project for which the Purchase Order was issued, but in no event may a Purchase Order be cancelled after delivery of the Product under the subject Purchase Order.
Section 1.05Invoices; Payment Terms.
(a)Bloom will invoice Company for the Total PO Price in accordance with the payment schedule set forth in the Purchase Order.
(b)Each invoice will reference the Purchase Order number. For Services: (i) Company will review the invoice within […***…] days from the date that Company receives the subject invoice; (ii) no later than the […***…] day following receipt of the subject invoice, Company shall submit to Bloom
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Company’s written approval of the subject invoice, or part thereof, and its detailed written explanation of all disputed amounts; and (iii) no later than the […***…] day following its receipt of the subject invoice, Company shall pay to Bloom all undisputed amounts. If Company fails to approve any invoice within the period hereof, such invoice shall be deemed approved and the full amount of the invoice shall be paid no later than the […***…] day following Company’s receipt of the subject invoice. Following Company’s submission of any notice of disputed amounts, the Parties shall promptly meet to confer in good faith regarding the basis for Company’s dispute and seek to resolve the dispute prior to the payment due date. All disputed amounts that are resolved shall be paid to Bloom within […***…] days of the resolution and Bloom reserves all rights with respect to unpaid amounts. The invoice payment term for Product is […***…] days from the date of Product delivery, unless otherwise specified in the Purchase Order. Company shall pay all undisputed invoices by no later than the invoice due date. If Company fails to make any payment when due, Bloom may, at its option and without prejudice to its other remedies, suspend performance, defer delivery or seek remedies available at law or in equity without liability to Bloom.
(c)Company’s payment obligations under this Agreement are non-cancellable and any payments made hereunder are irrevocable and non-refundable.
(d)Interest will automatically begin to accrue daily on any overdue and unpaid sums at the lesser of […***…] per month or the highest rate permissible by Applicable Law.
(e)In addition to its other rights, if Bloom has reasonable grounds for insecurity with respect to Company’s performance under this Agreement, then Bloom may request adequate assurance of due performance and until such assurance is received may suspend further performance for which Bloom has not yet been paid as well as exercise any further rights or remedies available under Section 2-609 of the Uniform Commercial Code. Company shall pay all costs incurred by Bloom in accordance with such suspension (including storage costs) upon Bloom’s submission of its invoices.
Section 1.06Exclusivity. Company agrees that it will not purchase any other solid-oxide fuel cell system from any other supplier.

Article II.PRODUCT DELIVERY AND ACCEPTANCE
Section 2.01    Delivery.
(a)Unless provided otherwise in the Purchase Order, the Product will be delivered […***…] on or before the Need-by-Date specified in the applicable Purchase Order. Subject to Section 2.02, any request from Bloom to deliver the Products to a Named Place other than Site must be submitted in writing to Company for Company’s approval before the subject Purchase Order is issued or, if the Purchase Order has already been issued, promptly upon Bloom’s determination of its need for a new Named Place. If the Parties agree that the Product may be delivered in parts over multiple shipments, then Bloom agrees to deliver the Products […***…]. Multiple loads delivered on the same day shall not be deemed to be “delivery in parts” and separate agreement between the Parties regarding delivery in parts is not required. Any and all costs related to delivery of the Products (including carriage, insurance, and all related Services) shall be paid to Bloom if the costs have been included in the project-installation budget and reflected in the Purchase Order. If additional costs related to delivery of the Product (including storage and warehousing services) are incurred by Bloom due to any delivery delays attributable to Company, then those additional costs will be invoiced to and paid by Company as an additional Service regardless of whether such additional costs were included in the project-installation budget.
(b)If Bloom has obtained a prior written consent from Company subject to Section 2.01 (a) above, the Parties agree to discuss in good faith the scope of the Services related to storage, handling, and transport from the Named Place to the Site, insurance coverage, and the costs related to these Services (including Handling Fees) and insurance. . Title and risk of loss for the Product remains with Company from delivery to the Named Place and during transport from the Named Place to the Site and
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unloading at the Site will be performed by Company. Bloom shall be named as an additional insured on all Company-procured insurance policies.
(c)Upon Bloom’s delivery of Product at Site, Company shall unload, or cause to be unloaded, the Product from each delivery truck or other mode of transportation within […***…] hours of delivery. If Company fails to unload the Product within the applicable time for any reason attributable to Company, Company shall pay Bloom the applicable demurrage costs to the extent Bloom is assessed any such demurrage costs by the transportation provider.
(d)Company shall be responsible for providing customary lifting and rigging tools for use by Company in the unloading process. From and after delivery at Site or the Named Place subject to Section 2.01(b) Company shall protect and secure the Product from damage.
(e)Bloom reserves the right to make shipments at any time up to […***…] days prior to the Need-by-Date in the Purchase Order, provided, however, that Bloom shall provide notice to Company in writing no later than […***…] days prior to the Need-by-Date regarding its anticipated early-delivery. If Company cannot accommodate the early delivery, the Parties will promptly meet to confer and agree on interim measures to accommodate Bloom’s early delivery. Bloom will promptly notify Company if it expects a given delivery of Product to be delayed. If only a portion of the Product is available for shipment to meet the Need-by-Date, Bloom shall notify Company and, unless Company instructs otherwise ship the available Products consistent with the planned delivery date. […***…].
Section 2.02    Rescheduling. Company may reschedule the Need-by-Date once by up to […***…] days upon written notice delivered to Bloom at least […***…] days before the original Need-by-Date and such notice shall advise of the proposed new Need-by-Date. Company will pay Bloom any increase in costs of freight and other related additional Handling Fees and Services related to the rescheduling, regardless of whether such additional costs were included within the project budget. Company shall be ready for Bloom’s Product delivery on the Need-by-Date set forth in the subject Purchase Order, including where adjusted by the foregoing terms. If Company is not ready for delivery within […***…] Days of the Need-by-Date, then Company shall so notify Bloom and shall submit a plan for accepting the delivery at an agreed warehouse destination. If, within […***…] Days of scheduled delivery, Company provides notice to Bloom that Company will be ready to accept the subject delivery at the original Named Place on the Need-by-Date, then the Product will be delivered according to the Purchase Order. If, however, Company does not provide such notice to Bloom or further notifies Bloom that Company will not be ready to accept delivery in accordance with the Purchase Order terms, then the subject Product will be delivered […***…] to the approved warehouse (a new Named Place) at Company’s sole cost and risk and under insurance coverage procured by Company naming Bloom as an additional insured. In such event, Product delivery shall be deemed to have been made at: (i) the Named Place prior to loading if that Named Place was Bloom’s premises; or (ii) if the Named Place is not Bloom’s premises, then upon arrival and ready for unloading at the warehouse ship-to address. The Parties will agree on arrangements for re-loading, transport, and other handling, all at Company’s expense, from the subject warehouse to the Site and Company shall maintain risk of loss and procure insurance coverage for all transport and storage arising from the delivery-delay mitigation efforts set forth in this Section 2.02.
Section 2.03    Packaging. Bloom will preserve, pack, package, and handle the Products to protect them from loss or damage and in accordance Prudent Industry Practice. Bloom will be liable for and shall promptly refund to Company the amount of any loss or damage due to Bloom’s failure to properly preserve, pack, and package or handle such Products. All components manufactured outside the US shall be marked in compliance with all applicable international and U.S. trade laws, and must be clearly marked, in English, with the country of origin.
Section 2.04    Export/ Re-Export / Transfer. Company may not export, re-export or transfer Bloom Product from the USA or from any foreign location to another country or location for any reason without Bloom’s express written authorization.
Section 2.05    Trade Controls. The Products are specifically subject to U.S. Export Administration Regulations. Bloom and Company agrees to strictly comply with all export, re-export, transfer,
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transshipment, and import restrictions and regulations of the Export Administration Regulations (EAR), Department of Commerce (DOC), U.S. Customs and Border Protection (CBP), other Partner Government Agencies (PGAs) or other Regulatory Agencies of the United States or the Territory or other applicable countries, and not to transfer, or authorize the transfer of, directly or indirectly, the Products or any direct product thereof to a prohibited country or otherwise in violation of any such restrictions or regulations. Company agrees to ensure that the Products provided hereunder are only installed in the USA. Company’s failure to comply with this Section 2.05 is a material breach of this Agreement. Company shall not export, re-export, resell, ship or divert, directly or indirectly, any Product or other Bloom IP in any form, including any technical data furnished hereunder, to any country except as the laws of the United States of America or other Applicable Laws expressly permit, including where required obtaining in advance any export license or other governmental approval. This obligation will survive termination of this Agreement.
Section 2.06    Product Inspection. At Named Place, Company or its designated agents will visually inspect the Product. No later than […***…] hours after such inspection, Company will notify Bloom in writing of (i) either any cosmetic or other visually identifiable defects in the Product, (ii) any quantity or type that does not correspond to the quantity, type, or price to that itemized in the shipping invoice or documentation, or (ii) its acceptance of the Product. If Company has not given notice within such time period, the Product will be deemed accepted by Company upon expiration of the inspection period described above. In the event Company identifies any defects, upon receipt of written notice thereof, Bloom will promptly repair or replace such Product. Company’s identification of Product defects shall not be deemed a rejection of the Products or a revocation of its acceptance and Bloom’s prompt repair or replacement shall be Company’s sole remedies for defective or otherwise non-conforming Products.
Section 2.07    Title and Risk of loss.
(a)Title and risk of loss to the Product or any portion thereof will pass to Company, free and clear of liens and encumbrances other than any liens or encumbrances that arise from any due and unpaid liabilities of Company under this Agreement, upon delivery in accordance with Section 2.01 (Delivery).
(b)Title to the Product expressly excludes and does not convey (i) any Bloom IP or (ii) any right to engage in a Prohibited Activity.
(c)Company hereby grants a security interest to Bloom in and to the Product furnished under a Purchase Order to secure Company’s payment of the Total PO Price in full. Upon payment in full of the Total PO Price for the Product, Services and other reimbursable costs and expenses set forth in a Purchase Order, the security interest granted under this Section 2.07(c) will be automatically released. Company authorizes Bloom to file any financing statement or other evidence of the Bloom’s security interest with any state or local jurisdiction to perfect its security interest.
Article III.PRODUCT WARRANTIES
Section 3.01    Manufacturer’s Warranty.
(a)Bloom warrants to Company that (i) the Product will be new and unused and free from any defects in materials and (ii) it will adhere to all aspects of the applicable Product Specifications (the “Manufacturer’s Warranty”). The term of the Manufacturer’s Warranty commences on the date the Product is accepted until the earlier to occur of (i) […***…] and (ii) […***…].
(b)The Manufacturer’s Warranty does not include remedies for defects or damages (i) caused by normal wear and tear during normal usage, (ii) that were visually identifiable but not identified at acceptance, (iii) caused by improper or insufficient design or installation of the System or improper maintenance, (iv) caused by a Force Majeure Event or a Grid Event, (v) that arise due to the failure of a representation of Company in this Agreement to be true when made, (vii) caused by Company’s failure to install the System of which the Product is a part in accordance with the Supplier Standards or Applicable Law, (viii) caused by Company Equipment, or (ix) caused by Misuse.
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(c)To the extent that any products, equipment, systems or materials are incorporated into the installation of a System which are not Product, such materials will be covered by the warranty of the manufacturer or vendor thereof, not Bloom. The Manufacturer’s Warranty does not cover any other goods except the Product.
(d)Upon receipt of written notice from Company of a claim under this Manufacturer’s Warranty, unless Company provides written acceptance of the condition, Bloom will correct the defect by, at its option, repairing or replacing the defective Product at no additional cost to Company. This is Company’s sole remedy for the failure of the Product to meet the requirements of the Manufacturer’s Warranty. Warranty repair or replacement will not extend or renew the Warranty Period. If, during the Warranty Period, Company discovers a defect and does not promptly notify Bloom or give Bloom an opportunity to test or correct such defect as reasonably requested by Bloom, Company waives the Bloom’s obligation to repair or replace such defective Product as well as the right to claim a breach of the Manufacturer’s Warranty in connection with such defect.
Section 3.02    Infringement Warranty.
(a)Bloom warrants to Company that neither the Product nor any part thereof directly infringes on a valid, registered patent, copyright, or trademark of any third party in effect in the U.S. (the “Infringement Warranty”). The term of the Infringement Warranty commences on the date of delivery and, subject to the terms set forth therein, continues throughout Company’s possession of the Product.
(b)The Infringement Warranty does not cover Infringement Claims arising from (i) any combination made by Company of the Product with any other product or products, unless the combination is in accordance with Bloom’s specifications or made at the written request of Bloom; (ii) any changes made to the Product, Product design or requested on a custom basis, in each case by Company; or (iii) a counterclaim in a litigation instigated by Company against the third party of such Infringement Claim.
(c)If Company receives notice of an Infringement Claim with respect to the Product, it will process the claim in accordance with Section 12.01(c) (Indemnification).
(d)Should Company be enjoined from using the Product or any portion thereof as a result of an Infringement Claim, Bloom will, at its own expense, carry out, at its sole option and discretion, one of the following remedies:
(i)procure or otherwise obtain for Company the right to own or use the Product or the portion thereof;
(ii)modify the Product so that it becomes non-infringing but still substantially meets its original functional specifications;
(iii)replace the Product with a non-infringing solid oxide fuel cell Product that substantially meets its original functional specifications; or
(iv)repurchase the infringing Product for an amount equal to the Product Price, depreciated over the term of years the Product was used.
(e)Sole Remedy. The remedies under Section 3.02(d) are Company’s sole remedy and Bloom’s exclusive liability for any claims arising out of the Infringement Warranty.
Section 3.03    Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THE MANUFACTURER’S WARRANTY AND THE INFRINGEMENT WARRANTY, (I) THE PRODUCT IS TRANSFERRED “AS IS, WHERE IS” AND (II) BLOOM EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS OR GUARANTIES, EXPRESS, STATUTORY, OR IMPLIED, WRITTEN OR ORAL, OF ANY KIND OR NATURE, INCLUDING ALL WARRANTIES OF MECHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE, OF THE PRODUCT UNDER THIS AGREEMENT. NO PERSON IS AUTHORIZED TO MAKE ANY OTHER WARRANTY OR
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REPRESENTATION CONCERNING THE PRODUCT. IF COMPANY ENGAGES IN A PROHIBITED ACTIVITY, THE MANUFACTURER’S WARRANTY AND THE INFRINGEMENT WARRANTY WILL BE VOIDED.
Article IV.
TRAINING SERVICES & ROLES AND RESPONSIBILITIES
Section 4.01    Training. Before Company installs the first System purchased under this Agreement, Bloom will provide an orientation pursuant to which one or more Engineering Representatives of each Party will meet for a period of at least one day to review the requirements of design and construction of a System. Each Party will bear its own costs and expenses in connection with the orientation.
Section 4.02    Custom Product. If Company orders a Custom Product, it will be required to engage a technical advisor under the Master Services Agreement. The Parties will work in good faith to plan the involvement and estimated hours of such technical advisor before the Product is shipped and the Parties will execute a Purchase Order under the Master Services Agreement for the technical advisor’s engagement.
Section 4.03    Roles and Responsibilities. Before Company commences the installation of a System, Bloom will deliver to Company a single-line drawing clearly marked to delineate the bounds of the System and the Company Equipment. Bloom will perform the Bloom obligations that are expressly set forth in the relevant Purchase Order. Company will perform all of the remaining obligations required to design, procure, and install the System
Section 4.04    Change Control. If Company plans to deviate from any requirement in the Supplier Standards after such requirement has been verified by Bloom, it will notify Bloom and get consent to such change in accordance with the processes set forth in the Supplier Standards.
Section 4.05    Standard of Service Performance. Services will be performed in accordance with this Agreement and respective Purchase Order; provided, however, (i) Bloom neither warrants the accuracy of any conclusions or recommendations of any Bloom employee nor that a desired objective will result from the provision of any Services and (ii) Company will not rely on any advice, analysis, or work product of any Bloom employee. If Company decides to follow guidance of any Bloom employee, whether written or oral, it does so at its sole risk and discretion.
Section 4.06    Definitive Documentation. In the event there is any dispute between the Parties with respect to the accuracy or agreement of single-line drawing defining the System and the Company Equipment or any other information shared between the Parties, the Parties will work in good faith to remedy such inaccuracy or misunderstanding.
Article V.
COMMISSIONING
Section 5.01    Conditions to Commissioning.
(a)No Person other than Bloom may Commission a System that includes Product.
(b)Company will request that Bloom commence Commissioning in accordance with Section 5.01 (c) when the following conditions precedent have been met (the “Commissioning Conditions”) and Bloom is not obligated to commence Commissioning until the Commissioning Conditions have been fulfilled:
(i)the Company Equipment and System have been clearly identified and agreed upon by both Parties in a single-line drawing;
(ii)the installation of the System was done in compliance with Applicable Law, and the Supplier Standards;
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(iii)the installation meets each of the criteria for Commissioning set forth in the Supplier Standards;
(iv)any deviation from the Supplier Standards has been verified and confirmed in writing by both Parties in accordance with the process set forth therein and Company has performed corrective action necessary to meet the Supplier Standards;
(v)Company has obtained all necessary Governmental Approvals and Third-Party Consents required to Commission the System, except UL requirements related to the Product;
(vi)Company has delivered the Documentation to Bloom, which is reasonably necessary to demonstrate its compliance with the foregoing Commissioning Conditions, to extent not already delivered; and
(vii)Bloom has the access required to the Site in accordance with Section 6.02 (Company Obligations).
(c)If Company believes it has satisfied the Commissioning Conditions, it will request that Bloom begin Commissioning the System on a specific day by means of written notice that is at least the number of days established by the Commissioning Notice Period set forth in the applicable Purchase Order. Company may reschedule the requested commencement of System Commissioning after delivery of written notice so long as it reimburses Bloom for any reasonable and documented expenses incurred by Bloom in connection with such delay, including accommodation and travel.
Section 5.02    Commissioning.
(a)Subject to Company’s satisfaction of the conditions set forth in Section 5.01, Bloom will commence System Commissioning on the date set forth in the notice from Company requesting commencement of System Commissioning. Bloom shall have the number of days established in the relevant Purchase Order to complete the Commissioning (“Commissioning Period”). Upon successfully Commissioning the System, Bloom will deliver a notice of COD to Company.
(b)During the Commissioning phase, Bloom, in coordination with Company, shall conduct all Commissioning tests that are scheduled in the Purchase Order. Bloom shall provide no less than […***…] days’ advance notice to Company of any scheduled test(s), and Company shall have right to be present at any or all such test conducted by Bloom. If Company or its subcontractors must be on Site for any of the Commissioning tests, then any impact caused by Contractor’s or its subcontractor’s unavailability to Bloom’s ability to perform Commissioning shall entitle Bloom to an equivalent extension of time to complete the Commissioning.
(c)If Bloom fails to Commission the System in accordance with the requirements set forth in the applicable Purchase Order, Bloom will re-perform the Commissioning as soon as is practicable, but in no event later than: (i) if replacement of any part (excluding FRUs) is required, […***…] later; and (ii) if replacement of one or more FRUs is required, […***…] later. […***…].
(d)If Bloom’s failure to Commission the System under Section 5.02(b) is due to the installation of the System failing to satisfy any Commissioning Condition, Misuse, or Company Equipment, Company will reimburse Bloom for any reasonable expenses incurred by Bloom in connection with re-performing the Commissioning, including Service fees, travel, accommodation, and any Handling Fees in connection with the replacement of parts. If Bloom’s failure to Commissioning System is due to Company Equipment, it will be Company’s sole responsibility to repair or replace such Company Equipment as required.
Section 5.03    Reliance. Except as set forth in Section 5.02(b), Bloom expressly disclaims any representation or warranty arising out of its review of the Commissioning Conditions or its Commissioning of a System and Company expressly disclaims that is relying on Bloom’s review of its compliance with the Commissioning Conditions or its Commissioning of a System.
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Article VI.OBLIGATIONS OF THE PARTIES
Section 6.01    Manufacturing Standards. Bloom will:
(a)manufacture the Products in conformance with the Product Specifications;
(b)provide any Service in accordance with Applicable Law and Prudent Industry Practices and take all necessary and reasonable safety precautions pertaining to the health and safety of natural persons and property; and
(c)keep the Product free and clear of all liens other than any lien that (a) arises from any due and unpaid liabilities of Company under the Purchase Order or (b) exists with the consent or approval of Company.
Section 6.02    Company Obligations.
(a)As a condition to Bloom’s performance of Services, including Commissioning, Company will take all actions necessary to ensure that Bloom has access to the Site, designs, drawings, and information as Bloom may require and Company hereby grants to Bloom a license containing all the rights necessary for Bloom to access the System and use or occupy the Site to Commission the System, including ingress and egress rights to the Site for Bloom and its employees and Subcontractors (the “Site License”).
(b)Company shall be solely responsible for safety precautions and shall implement and administer a safety and health program to be performed at each Site. Company will (i) take all actions necessary to provide a safe work environment in accordance with Applicable Laws and (ii) take all reasonable precautions for the safety of, and shall provide all reasonable protection to prevent damage, injury, or loss to any Bloom personnel, and any property of Bloom at the Site.
Section 6.03    Global Standards
(a)Each Party represents warrants that in performance of this Agreement, it and its Bloom Persons or Company Persons, as the case may be, have complied with or will comply with:
(i)all Applicable Law and ordinances including those governing environmental, health and safety; and
(ii)Bloom Energy’s Global Business Partner Standards, available at bloomenergy.com/supplychain, as may be updated from time to time.
(b)Company warrants that all labor, work and services, if performed at facilities owned, operated, leased, or controlled by Bloom shall be performed in accordance with Bloom’s policies governing such facilities.
(c)Compliance. Each Party warrants that the performance of its obligations under this Agreement shall be performed in compliance with, and conform in all respects to, all Applicable Law.
(d)Anti-Corruption. Each Party and its respective Covered Representatives acknowledge that they are subject to the U.S. Foreign Corrupt Practices Act, as well as other similar international, national, state, provincial and local anti-corruption and anti-bribery laws (the “Anti-Corruption Laws”). The Anti-Corruption Laws make it unlawful for either Party or its respective Covered Representatives or anyone acting on its behalf, to offer, pay, promise to pay or authorize the payment of any money, gift, entertainment or anything of value to any Government Official (as defined below) for the purpose of obtaining or retaining business or securing any improper advantage for such Party. “Government Official” includes:
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(i)Employees, directors, officers and agents of a business that is owned or controlled (whether in full or in part) by a government, such as a government energy company, refinery, airline, university or newspaper;
(ii)Employees, officials, and agents of public international organizations such as the World Bank, European Union, and the United Nations;
(iii)All officials, employees, agents, and representatives of any branch or level of government (executive, legislative or judicial and whether national, state or local) or of any government department or agency (including advisers to such agencies and branches), such as the employee of an agency responsible for regulating Bloom Energy installations or services;
(iv)Any political party official, employee or agent of a political party, or candidate for political office (or political party position); and
(v)Any family member or representative of any of the above.
(e)Certificate of Compliance. Either Party will, upon request, promptly execute and provide the other Party with a Certificate of Compliance certifying that (i) such Party has read and understands the Anti-Corruption Laws and Bloom Energy’s Global Business Partner Standards; (ii) such Party is in compliance with all Applicable Law in the performance of its obligations under this Agreement; (iii) such Party and its Covered Representatives have not paid, will not pay, have not offered, will not offer, have not given, and/or will not give, anything of value to any: (A) Government Official or to any other person with the knowledge that the payment, promise or gift, in whole or in part, would be passed on to a Government official; or (B) existing or prospective customer (whether or not owned or controlled by a government) to influence an official act or decision or would assist either Party to secure an improper advantage or to obtain or retain business or direct business to any other person or entity; or (iv) such Party and its Covered Representatives will otherwise comply with the Anti-Corruption Laws and Bloom Energy’s Global Business Partner Standards imposing obligations on Company in connection with this Agreement.
Section 6.04    Cooperation. Each Party will, in a timely manner not reasonably likely to affect the schedule of or the other Party’s performance of the obligations contemplated by this Agreement, and at its own expense provide, or cause to be provided to the other Party, any other information, documentation, consents, services and materials reasonably requested by such Party necessary for it to perform its obligations under this Agreement and provide such other commercially reasonable cooperation as the other Party may request in the performance of its respective obligations under this Agreement. Neither Party will condition or delay its cooperation in a way that could be reasonably expected to impair the other Party’s ability to perform its obligations under this Agreement.
Section 6.05    Force Majeure Events.
(a)Neither Party shall be liable, nor be deemed to be in violation of this Agreement, for any delay or failure in performance resulting from a Force Majeure Event or, with respect to Bloom, acts or omissions of Company or any Company Person; provided that the Party claiming relief will promptly (i) notify the other Party in writing of the existence of the Force Majeure Event, (ii) exercise commercially reasonable efforts to minimize delay or damage caused by the Force Majeure Event, (iii) notify the other Party in writing of the cessation of the Force Majeure Event, and (iv) resume performance of its obligations under this Agreement as soon as practicable thereafter. Neither Party may claim a Force Majeure Event based upon its financial inability to perform any of its obligations hereunder.
(b)In the case of a delay due to a Force Majeure Event affecting a Party, any period provided for performance by such Party of its obligations under a Purchase Order, other than the obligation of payment, will be extended on a day-for-day basis for the period of time such performance was so delayed.
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Article VII. REPRESENTATIONS
Section 7.01    Mutual Representations. Each Party represents to the other Party that as of the Effective Date and each Order Date, it is duly organized, validly existing and in good standing; and that its execution, delivery and performance of this Agreement and each Purchase Order: (i) has been duly authorized by all necessary acts; (ii) constitutes its legal, valid and binding obligation enforceable against such Party; and (iii) does not and will not violate or constitute a breach of any provision of such Party’s organizational documents, Applicable Law, any other agreement to which such Party is bound.
Article VIII.RESALE TERMS AND CONDITIONS
Section 8.01    Resale. Company may sell the Product purchased under this Agreement as part of a System to an Off-Taker so long as such sale complies with the provisions of Section 8.02 (Offtaker Conditions).
Section 8.02    Offtaker Conditions.
(a)Company will not sell or re-sell any Product to a Competitor. If Company proposes to sell Product, Company shall provide Bloom with written notice of the terms of such sale, including the name of the proposed Off-Taker. Bloom will, within ten (10) Business Days, confirm if such person or entity is a Competitor. If the proposed purchaser of the Product is the Off-Taker listed in the Purchase Order, such Off-Taker will be deemed automatically approved under this Section 8.02(a).
(b)Any sale agreement between Company and an Off-Taker for Product will (i) expressly prohibit the Off-Taker from any Prohibited Activity, (ii) provide that any violation of a Prohibited Activity by such Off-Taker will render any warranties or guaranties provided by Company to such Off-Taker that are made by Bloom under this Agreement or the O&M Agreement, to be null and void, (iii) (A) require that the Off-Taker agree, for the benefit of and enforceable by Bloom, to be bound by the provisions of Article X (Intellectual Property) and all the limitations included in Section 12.02 (Limitations on Liability) or (B) indemnify and defend Bloom from and against any and all Claims by, and liability to, any Off-Taker to whom Product is supplied, and (iv) make Bloom a third-party beneficiary of the foregoing terms of this Section 8.02 (Offtaker Conditions).
(c)Any purported sale of Product in violation of Sections 8.02(a) or (b) is automatically void.
(d)Notwithstanding Section 8.02(b), any agreement or contract with an Off-Taker for the sale, installation or servicing of a System will be between Company and an Off-Taker, and Bloom shall have no obligation or liability thereunder. Company will be responsible for the performance of all obligations under such an agreement, including obligations with respect to development, permitting, engineering, procurement, and construction. Company shall be solely responsible for the engagement, management and payment of its Subcontractors, and shall be solely responsible for the acts, omissions or defaults of its Subcontractors and their agents, representatives and employees or any other Company Person.
(e)Bloom shall have the exclusive right to conduct all monitoring, control, operations, and maintenance activities as set forth in the O&M Agreement for each System during the life thereof.
Section 8.03    Assignment.
(a)Neither Party may assign this Agreement or any other Project Document without the other Party’s prior written consent; provided that (i) Company may collaterally assign the Manufacturer’s Warranty and the Infringement Warranty to a lender, equity investor, or Off-Taker for purposes of financing a System and (ii) Bloom may factor, sell, assign or otherwise transfer to any third party any undisputed accounts receivable arising under any Project Document.
(b)Subject to Section 8.03(a), an assigned Project Document will be binding on and will inure to the benefit of the successors and permitted assigns of the Parties; provided, that any assignee must
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assume all of the rights, obligations, terms and conditions of such Project Document in full. An assignment of this Agreement not in compliance with the foregoing is null and void.
(c)Nothing in this Section 8.03 will restrict Bloom from subcontracting portions of its work under any Project Document, provided that Bloom remains at all times responsible for its subcontractors’ work as if it had been performed by Bloom.
Article IX.INSURANCE
Section 9.01    Required Insurance. Bloom and Company will each maintain the insurance coverages described in Schedule 1 in full force and effect throughout the Term either through insurance policies or acceptable self-insured retentions.
Section 9.02    Unavailability of Insurance. If any insurance required to be maintained by either Party hereunder ceases to be available on commercially reasonable terms in the commercial insurance market, such Party shall provide written notice to the other Party, accompanied by a certificate from an independent insurance advisor of recognized national standing, certifying that such insurance is not available on commercially reasonable terms in the commercial insurance market for fuel cell generating plants of similar type, geographic location and design. Upon receipt of such notice, that Party shall use commercially reasonable efforts to obtain other insurance that would provide comparable protection against the risk to be insured, and the other Party shall not unreasonably withhold its consent to modify or waive such requirement.
Article X. INTELLECTUAL PROPERTY
Section 10.01    Intellectual Property Ownership. As between Bloom and Company, Bloom retains all right, title and ownership in and to all Bloom IP. Except as expressly set forth in Section 10.02 (Licensing), no license to or ownership of Bloom IP is granted to Company under this Agreement or any Purchase Order. Without limiting Section 10.03 (Restrictions on Use), to the extent any Intellectual Property constituting improvements or updates to, or derivative works of, Bloom IP, or otherwise relating to the Product or Services, is jointly developed by the Parties during the Term, Company hereby assigns to Bloom all its right, title and interest in any such jointly-developed Intellectual Property, and shall, at Bloom’s request, execute and deliver any and all documentation necessary to effect or perfect such assignment. Company acknowledges that Bloom’s trade secrets include at least any technology, item, material, information, equipment, communications, data or thing that would be considered to be a trade secret to the fullest extent of the law under either the Uniform Trade Secrets Act, the Defend Trade Secrets Act, or other Applicable Law (whichever law provides the maximum protection for Bloom trade secrets), that Bloom has taken all reasonable and necessary steps to maintain the confidentiality of its trade secrets, and that, as between Company and Bloom, Bloom owns proper legal and equitable title to all such trade secrets. Company waives any argument that any such Bloom trade secrets are in any way not eligible for trade secret protection and agrees not to file any action (and shall not directly or indirectly support or be involved in any such action) in any court or agency which in any way attack the validity, enforceability, ownership, or protectability of any Bloom IP (including trade secrets), Bloom Confidential Information, or other proprietary Bloom information.
Section 10.02    Licensing.
(a)Licenses. Bloom grants to Company during the Term (i) a limited, non-assignable, non-sublicensable, non-exclusive, royalty-free license to use the Bloom IP contained in the Product, including any software, firmware or hardware made part thereof (the "Limited License") and (ii) a limited, non-exclusive, royalty-free, irrevocable license to use any third-party software (the "Third-Party License") contained in the Product, in each case necessary for the purchase and use of the Product.
(b)Disclaimers. Company will not use the Limited License or the Third-Party License (collectively, the “Licenses”) for any purpose other than as expressly provided herein. Company uses the Licenses at its own risk. EACH LICENSE IS PROVIDED "AS IS" AND WITHOUT ANY WARRANTY OF ANY KIND, AND BLOOM EXPRESSLY DISCLAIMS ALL WARRANTIES, CONDITIONS AND GUARANTEES IN CONNECTION
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WITH ANY LICENSE, WHETHER WRITTEN, ORAL, EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IF COMPANY ENGAGES IN ANY PROHIBITED ACTIVITY, THE LIMITED LICENSE IS AUTOMATICALLY VOID.
Section 10.03    Restrictions on Use. Company shall not, nor shall any Company Person, do any of the following (each, a “Prohibited Activity”):
(a)Disassemble, translate, decompile or “unlock”, decode or otherwise reverse engineer, or attempt in any manner to reconstruct or discover, any part of the Bloom IP.
(b)Modify, copy, adapt, enhance, or create a derivative work of, or use any Bloom IP to develop or manufacture a product similar to, any Bloom IP;
(c)Open the covering, access the interior, or give others the opportunity to open the covering or access the interior, of any Product or any part of the Product. Only Bloom and its authorized representatives may open or access such interior;
(d)Remove any proprietary notices, labels, or marks on any Bloom IP;
(e)Use any Bloom IP except in accordance with the terms of the Limited License and as otherwise expressly set forth in this Agreement; or
(f)Use or permit others to use the Products, in whole or in part, for application in connection with any nuclear facility or activity.
Article XI.CONFIDENTIAL INFORMATION
Section 11.01    Confidentiality. Each Party shall treat all Confidential Information of the other Party as confidential and shall not use, distribute, disclose, reproduce or otherwise communicate any Confidential Information of the disclosing Party to any Person for any purpose other than in accordance with this Agreement. Company agrees that any element of the Product designed, engineered or manufactured by Bloom contains Bloom’s valuable trade secrets and Company agrees to maintain the secrecy of and not to disclose any Bloom trade secrets. All Confidential Information furnished by one Party to the other Party shall remain solely the property of the disclosing Party.
Section 11.02    Disclosure. Neither Party will disclose or make Confidential Information available to any third-party other than its Affiliates, directors, officers, employees and agents (each a “Representative”), financing parties, and Subcontractors who perform or receive performance under this Agreement, except as specifically authorized by the other Party in writing or as required by Applicable Law. If disclosure is required by Applicable Law, such Party shall promptly notify the disclosing Party (to the extent permitted by Applicable Law) and provide an opportunity for the disclosing Party to contest such disclosure or to seek any available legal remedies to main such information in confidence. Each Party shall fully cooperate with the other Party regarding any governmental investigation (whether criminal or civil) in connection with the possession or misappropriation of any Confidential Information of the other Party by any current or former Representative or contractor of the first Party, and shall keep the other Party regularly and completely apprised of the status of any such investigation. Each Party will cause each of its Representatives, financing parties, and Subcontractors who receive Confidential Information to be subject to and comply with confidentiality obligations which are no less restrictive than those set forth in this Agreement prior to performing or receiving performance hereunder.
Section 11.03    Use. Each Party agrees to use the Confidential Information received from the other Party under this Agreement and each Purchase Order solely for such Party’s internal business purposes and for the purposes of performing its obligations under this Agreement and each Purchase Order. Neither Party will duplicate any Confidential Information of the other Party unless and to the extent that such duplication is necessary to perform its obligations under this Agreement. Both Parties further agree that all Confidential Information received from the other Party, excepting one copy to be withheld solely in
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compliance with the receiving Party’s document retention policies, will be destroyed or returned to the disclosing Party upon its request following completion or termination of this Agreement.
Section 11.04    Public Announcements. Neither Party shall make any public disclosure (including press releases, public statements, and internet and social media postings), regarding the relation of the Parties, this Agreement, any Purchase Order, the Product, any System, Commissioning or other Services provided hereunder, or the performance by the other Party of its obligations hereunder, without the prior written agreement of the other Party (which may not be unreasonably withheld, delayed or denied), except as may be required by or advisable under Applicable Law. Notwithstanding the foregoing, (a) nothing contained herein limits either Party’s (or its Affiliates’) rights to disclose the existence of this Agreement and the general nature of the transactions described herein on any earnings call or in similar discussions with financial media or analysts, stockholders or other members of the investment community, (b) Bloom (including its Affiliates) is permitted to disclose Company as one of its customers, and (c) Company (including its Affiliates) is permitted to disclose Bloom Energy Corporation as a vendor.
Sectijon 11.05    Term. This Article XI will apply (i) with respect to any trade secrets of a Party, until such trade secret information becomes public knowledge through no fault of the other Party; and (ii) with respect to other Confidential Information, until five (5) years after the earlier of the expiration or termination of the Term.
Article XII.INDEMNIFICATION; LIABILITY
Section 12.01    Indemnification.
(a)Except as otherwise set forth in this Agreement or any other Project Document, each Party (such Party providing indemnification, the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party and its Representatives (collectively, the “Indemnified Parties”), from and against all third-party (not including Affiliates, third-party beneficiaries, or Persons with an equity or security interest in the Indemnified Party or its assets) claims (including Infringement Claims), suits, penalties, obligations, damages, losses, liabilities, payments, costs and expenses (“Claims”) from any injury to or death of any natural person or loss or damage to property of any person to the extent caused by (a) the Indemnifying Party’s negligence or willful misconduct, (b) the Indemnifying Party’s failure to comply with or violation of its obligations under any Project Document, or (c) the inaccuracy of any representation by the Indemnifying Party in any Project Document or Documentation as of the date made.
(b)Bloom will indemnify Company from any Claim arising as a result of Hazardous Materials introduced to the Site by the Product and Company will indemnify Bloom for any and all other Claims related to Hazardous Materials.
(c)In each case, the Indemnified Party shall (i) make no admission of liability, (ii) promptly notify the Indemnifying Party of any such Claim, (iii) authorize the Indemnifying Party to settle or defend such Claim, provide the Indemnifying Party the exclusive authority to settle and defend the Claim, and assist such defense (at the Indemnifying Party’s reasonable expense) upon request of the Indemnifying Party.
(d)Notwithstanding the foregoing, (i) an Indemnifying Party shall not be required to indemnify, defend or hold harmless an Indemnified Party for any Claim to the extent arising out of such Indemnified Party’s (A) failure to perform its obligations under this Agreement, (B) a representation of such Indemnified Party failing to be true when made, or (C) the negligence, gross negligence, or willful misconduct of such Indemnified Party.
Section 12.02    Limitations on Liability.
(a)EXCEPT FOR (I) CLAIMS ARISING OUT OF EITHER PARTY’S WILLFUL MISCONDUCT OR VIOLATION OF ARTICLE VIII (RESALE), ARTICLE X (INTELLECTUAL PROPERTY), ARTICLE XI (CONFIDENTIAL INFORMATION), OR SECTION 6.03(d) (ANTI-CORRUPTION); (II) THIRD-PARTY CLAIMS SUBJECT TO INDEMNIFICATION UNDER SECTION 12.01 (INDEMNIFICATION); AND, (III) COMPANY’S OBLIGATION TO PAY UNDER ANY PROJECT DOCUMENT, IN NO EVENT WILL:
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(i)EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOSS OF PROFIT OR REVENUES, LOSS OF USE OF THE PRODUCTS OR ANY ASSOCIATED EQUIPMENT OR PARTS, COST OF CAPITAL, COST OF SUBSTITUTE EQUIPMENT, PARTS, FACILITIES, SERVICES OR REPLACEMENT POWER, DOWNTIME COSTS, (WITH RESPECT TO BLOOM) CLAIMS OF COMPANY’S CUSTOMERS FOR SUCH LOSSES OR DAMAGES, OR ANY COST, LOSS OR LIABILITY THAT COMPANY MAY SUFFER UNDER ANY AGREEMENT BY WHICH IT SELLS OR TRANSMITS ELECTRICITY TO ITS CUSTOMER(S) OR THIRD PARTIES, OR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, THAT THE OTHER PARTY MAY SUFFER DIRECTLY OR INDIRECTLY AS A RESULT OF THE FAILURE OR VIOLATION OF ANY WARRANTY, REPRESENTATION, COVENANT OR ANY OTHER PROVISION OF ANY PROJECT DOCUMENT; AND
(ii)EITHER PARTY’S AGGREGATE LIABILITY FOR ALL CLAIMS ARISING UNDER THE PROJECT DOCUMENTS IN CONNECTION WITH EACH PURCHASE ORDER AND THE ASSOCIATED SERVICE ORDER EXCEED THE TOTAL PRODUCT PRICE IN SUCH PURCHASE ORDER.
(b)EXCEPT FOR ITS OBLIGATIONS UNDER SECTION 5.02 (COMMISSIONING), BLOOM WILL NOT BE LIABLE FOR ANY ADVICE OR ASSISTANCE UNDER THIS AGREEMENT.
(c)THE LIMITATIONS AND EXCLUSIONS IN THIS SECTION 12.02 WILL APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT/EXTRA-CONTRACTUAL LIABILITY (INCLUDING NEGLIGENCE), STRICT LIABILITY, WARRANTY, INDEMNITY, OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
Section 12.03    Injunctive Relief. Company agrees that (a) aspects of the Bloom IP are unique, confidential, and valuable assets and trade secrets of Bloom and its Affiliates, (b) (i) actions that infringe upon or are inconsistent with the rights of Bloom in and to the Bloom IP, and (ii) the violation of or threatened violation of the terms of Articles VIII (Resale), X (Intellectual Property), and XI (Confidential Information), in each case constitute irreparable harm to Bloom and that Bloom may seek any and all remedies available to it at law or in equity, including, at any time, at its option and where legally available, extraordinary, emergency relief, such as a preliminary injunction or specific performance, from any court of competent jurisdiction in the United States of America without first submitting the subject Dispute to negotiation pursuant to Section 14.03 (Dispute Resolution) so long as injunctive relief is otherwise warranted by Applicable Law. The Parties agree that emergency relief is proper for a Party’s failure or threatened failure to perform under this Agreement and for misappropriation or threatened misappropriation of any Confidential Information or Bloom IP.
Article XIII.TERM; TERMINATION
Section 13.01    Term. The initial term of this Agreement is […***…] years from the Effective Date (the “Initial Term”). The Parties may agree in writing to extend the Initial Term one time by […***…] months on the same terms and conditions in this Agreement (the Initial Term plus each such extension, the “Term”), and such agreement must be reached and documented no later than thirty days before the expiration of the Initial Term.
Section 13.02    Termination for Cause.
(a)Either Party may terminate a Purchase Order if the other Party fails to perform under this Agreement as supplemented by such Purchase Order, which failure is not cured within thirty (30) days of receipt of written notice of such failure from the non-defaulting Party; provided, if such Party is working diligently to cure such failure and such failure cannot be cured within the thirty day period, such Party may have up to an additional thirty days to cure. The foregoing thirty-day cure period shall not apply to late payment by Company to Bloom, which is governed by Section 1.05 (Invoices; Payment Terms).
(b)Notwithstanding the foregoing, upon delivery of written notice, effective immediately:
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(i)if the Company breaches the provisions of Article VIII (Resale), or Article X (Intellectual Property), then without liability Bloom may terminate this Agreement and any outstanding Purchase Order; and
(ii)if either Party breaches the provisions of Section 6.03 (Global Standards) it will be considered a non-curable breach of this Agreement and without liability the non-breaching Party may terminate this Agreement and any outstanding Purchase Order.
(c)To the maximum extent permitted by Applicable Law, the solvent Party may terminate this Agreement effective immediately upon delivery of written notice to the insolvent Party upon the occurrence of a Bankruptcy Event of such Party.
Section 13.03    Effect of Termination.
(a)Upon a termination in accordance with Section 13.02(a), all rights and obligations of both Parties under this Agreement solely as supplemented by the applicable Purchase Order will be terminated and discharged in full except for those obligations that expressly survive by their terms.
(b)Upon a termination in accordance with Section 13.02(b), all rights and obligations of both Parties under this Agreement will be terminated in full except for those Purchase Orders that remain outstanding as of such termination and those obligations that expressly survive by their terms.
(c)Upon a termination in accordance with Section 13.02(c), all rights and obligations of both Parties under this Agreement will be terminated in full including all outstanding Purchase Orders.
Article XIV.MISCELLANEOUS
Section 14.01    Notices. Any notices required or permitted to given hereunder must be in writing to a Party’s notice address set forth on the first page of this Agreement and will be deemed delivered (1) upon hand delivery or transmission via email, where email receipt is promptly confirmed by the notice recipient; or (2) upon arrival as set forth in return receipt requested certified mail (or an equivalent method under the laws of the country where mailed) or notice from a reputable courier services (e.g., Federal Express).
Section 14.02    Governing Law; Forum. Subject to the terms of Section 12.03 (Injunctive Relief) requiring the application of the governing law providing maximum protection for Bloom trade secrets, this Agreement and each Purchase Order are governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles thereof that may direct the application of the laws of another jurisdiction, provided that, to the extent that any portion of the work is required under Applicable Law to be governed by the laws of the state in which the Site is located, then the internal laws of such state will replace the laws of the State of New York to the extent so required. Any action arising out this Agreement or the subject matter thereof must be brought solely in the federal or state courts in the Southern District of New York.
Section 14.03    Dispute Resolution.
(a)Any dispute, controversy or claim arising out of or related to this Agreement or the subject matter thereof (a “Dispute”) will be resolved in accordance with the dispute resolution procedures set forth in this Section 14.03.
(b)In the event of a Dispute, within ten (10) days following written request by either Party, (i) each Party shall appoint a representative of a Party with the authority to settle Disputes on behalf of such Party (a “Dispute Representative”), and (ii) the Dispute Representatives shall meet (which may be telephonic or in person), negotiate and attempt in good faith to resolve the Dispute quickly, informally and inexpensively. The contents of such negotiations will be deemed Confidential Information and privileged from disclosure in the event of any litigation. If the Dispute Representatives cannot resolve the Dispute within thirty (30) days after commencement of negotiations, either or both Parties may terminate
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such negotiations, and either Party may commence court proceedings by commencing legal action in the federal or state courts in the Southern District of New York, New York. To the maximum extent permitted under Applicable Law, each Party hereby knowingly waives its right to a jury trial.
Section 14.04    Relationship of Parties. Bloom is acting in an independent capacity, and the Parties shall not be deemed to be joint venturers, franchise, association, partners, agents, employer/employee, or anything other than Company and independent contractor. Company is not authorized to, and will not attempt to, create or assume any obligation or liability, express or implied, in the name of or otherwise on behalf of Bloom. Company will not enter into any contract, agreement or other commitment, make any warranty or guaranty, or incur any obligation or liability in the name or otherwise on behalf of Bloom.
Section 14.05    No Third-Party Beneficiaries. This Agreement does not impart any rights enforceable by any third-party, other than a permitted successor or assignee.
Section 14.06    Entire Agreement; Modification; Waiver. The Project Documents, including each Schedule or Exhibit to each Project Document, is the result of the Parties’ mutual negotiation, constitutes the entire agreement between the Parties with respect to the subject matter contained in the Project Documents, and supersedes all prior and contemporaneous oral or written agreements, representations and understandings. If any portion of the Product or Services are delivered or provided pursuant to an instrument other than a Project Document or a mutually executed amendment to a Project Document, the terms of such instrument are void. No supplement, modification or amendment of any Project Document will be binding unless executed in writing by both Parties. No waiver of any of the provisions of any Project Document will be deemed a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the Party to be charged. Failure by Company or Bloom to exercise any of its rights under any Project Document does not constitute a waiver or forfeiture of such rights. COMPANY AND BLOOM EACH ACKNOWLEDGE THAT IT HAS NOT ENTERED INTO THIS ANY PROJECT DOCUMENT IN RELIANCE ON ANY WARRANTY OR REPRESENTATIONS BY ANY PERSON EXCEPT FOR THE WARRANTIES AND REPRESENTATIONS SPECIFICALLY SET FORTH IN THE PROJECT DOCUMENTS.
Section 14.07    Joint Drafting; Construction. The Parties acknowledge that the Project Documents are jointly prepared by them, by and through their respective counsel, and that, notwithstanding any provision of Applicable Law, each Project Document and all matters related to the subject matter hereof, including the purchase of the Products, Services, or the performance of each Party under a given Project Document, will be construed without regard to any presumption or any other rule requiring construction against the Party causing such Project Document (or any part thereof) to be drafted. Unless a clear contrary intention appears, (i) the singular includes the plural and vice versa; (ii) “include” or “including” means including without limitation”; (iii) the word "or" is not exclusive; (iv) headings are provided for the convenience of the Parties and shall not affect the interpretation of a provision; (v) references to sections shall include subsections thereto; (vi) any agreement or instrument defined to or referred to (unless otherwise indicated) means that such agreement or instrument as from time to time amended, amended and restated, modified or supplemented and includes references to all attachments thereto and instruments incorporated therein; (vii) any references to a Person are also to its permitted successors and assigns; and (viii) reference to days shall mean calendar days unless the term “Business Day” is used.
Section 14.08    Severability. If any portion of this Agreement or any Purchase Order is held invalid or unenforceable, the remainder will not be affected and will remain valid and in force.
Section 14.09    Survival. The following terms of this Agreement survive termination: Section 2.05 (Export); Section 3.01 (Manufacturer’s Warranty), until the expiration of the applicable Warranty Period; Section 3.02 (Infringement Warranty) and Section 3.03; Section 4.05 (Training Services & Roles and Responsibilities); Section 5.03 (Reliance); Section 6.03 (Global Standards); Article VII (Representations); Article VIII (Resale Terms and Conditions); Article X (Intellectual Property); Article XI (Confidential Information); Article XII (Indemnification; Liability); and Article IV (Miscellaneous).
Section 14.10    Counterparts and Electronic Execution. This Agreement and each Purchase Order may be executed in any number of separate counterparts and delivered by electronic means (including in
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Portable Document Format (.PDF) and digital signature formats such as DocuSign), each of which when so executed will be deemed an original, and all counterparts taken together will be deemed to constitute one and the same instrument.
[END OF TERMS AND CONDITIONS – EXHIBITS BEGIN ON NEXT PAGE]
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Exhibit A
Definitions

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.
“Anti-Corruption Laws” is defined in Section 6.03(d).
“Applicable Law” means all laws, codes, ordinances, statutes, rules, regulations, orders, decrees, judgments, injunctions, notices, standards, permits or binding agreements promulgated by or entered into with any Governmental Authority.
“Bankruptcy Event” means, with respect to a Person, (A) such Person commences a voluntary case under any bankruptcy law; (B) such Person fails to controvert in a timely and appropriate manner, or acquiesces in writing to, any petition filed against such Party in an involuntary case under any bankruptcy law; or (C) any involuntary bankruptcy proceeding commenced against such Person remains undismissed or undischarged for a period of one hundred and twenty (120) days, (D) a court of competent jurisdiction appoints, or such Person makes an assignment of all or substantially all of its assets to, a custodian (as that term is defined in title 11 of the United States Code or the corresponding provisions of any successor laws) for such Person or all or substantially all of its assets, or (E) such Person fails to generally pay its debts as they become due, or acknowledges in writing its inability to do so, or otherwise ceases to do business (excluding mergers, acquisitions, consolidations, and reorganizations).
“Bloom” is defined in the first page of this Agreement.
“Bloom IP” means all (A) Intellectual Property embodied in (i) the Product, (ii) the Product Specifications and configuration of the Product, (iii) any Product or other part engineered or manufactured by Bloom or its Affiliates, (iv) Commissioning, (v) the Supplier Standards and this Agreement, and (vi) any and all design documents, drawings, reports, training materials, and other documentation created or delivered by Bloom in connection with this Agreement, each Purchase Order and all Services, and (B) all Intellectual Property developed or acquired by Bloom or its Affiliates, and any improvements or updates thereto or derivative works thereof.
“Bloom Person” means any employee, officer, consultant, agent, contractor, Subcontractor, vendor or other representative of Bloom or any of its respective Affiliates, in each case while acting as such, subject to Bloom’s supervision, control or direction.
“Business Days” means any day in which the national banks are open in San Francisco, California and New York, New York.
“Claims” is defined in Section 12.01 (Indemnification).
“COD” means the date the entire System is Commissioned.
“Commission” “Commissioned” and “Commissioning” means the act or activities of bringing a System into full power and ready for continuous daily operation, or the state of having been brought into full power and made ready for continuous daily operation.
“Commissioning Conditions” is defined in Section 5.01 (Conditions to Commissioning).
“Commissioning Notice Period” is defined in the applicable Purchase Order.
“Company” is defined on the first page of this Agreement.
“Company Equipment” means any equipment that is not expressly identified as part of the System in the marked single-line drawing made in accordance with Section 4.02 (Roles and Responsibilities).
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“Company Person” means any employee, officer, consultant, agent, contractor, Subcontractor, vendor or other representative of Company or any of its respective Affiliates, in each case while acting as such, subject to Company’s supervision, control or direction, or, if applicable, any landlord of Company.
“Competitor” means a Person that (1) engages in the business of designing, engineering, fabricating, manufacturing, deploying, installing, operating, or maintaining fuel cells for use in residential, commercial, or industrial settings, including fuel cells that are hydrogen, phosphoric acid, proton exchange membrane, regenerative, zinc air, protonic ceramic, microbial, polymer electrolyte membrane, direct methanol, alkaline, phosphoric acid, molten carbonate, solid oxide and reversible, (2) is one of the following companies, or a subsidiary or Affiliate thereof, Ishikawajima Heavy Industries, Kawasaki, Pratt-Whitney, Caterpillar, Capstone, General Electric, Cummins, Generac, Siemens, Mitsubishi, Hitachi, Rolls-Royce, Wartsila or MTU, as long as they are operating in the business of designing, engineering, fabricating, manufacturing, deploying, installing, operating, or maintaining combustion engines and generators that are between 50 kW and 1.5 MW, as such list may be updated by Bloom from time to time, (3) is known by recent and unrefuted press release, credible news source, or securities filing, to be interested in, investigating or pursuing the fabrication or manufacturing of fuel cells, (4) is not a “United States person” as defined in 26 U.S.C. 7701(a)(30), and (x) is owned, in whole or in part, directly or indirectly, by a government agency, or (y) has a score that is less than 37 on the most recent U.S. Chamber of Commerce’s IP Index or, regardless of its score on such index, is organized under the laws of or headquartered in China, Russia, or South Korea, or (5) is engaged in material litigation or another material dispute with Contractor in connection with alleged infringement of Intellectual Property rights; provided, a Bloom Competitor shall not include a passive investor with ownership interest in any Person that meets the foregoing definition, so long as such passive investor does not itself satisfy any of the foregoing descriptions.
“Confidential Information” means all information and material to which each Party has access in connection with the Product, this Agreement, and each Purchase Order and the negotiation thereof, including (A) all Bloom IP, (B) all software, documentation, financial, marketing and customer data, and other business information, (C) all data related to the internal and external design, (D) except as expressly set forth in this Agreement, all performance data of the Systems, and (E) any other material or information that is either marked as ‘confidential’ or ‘proprietary’ or disclosed under circumstances that one would reasonably expect it to be confidential. “Confidential Information” excludes any information that, as clearly and convincingly corroborated by written records: (a) was in receiving Party’s lawful possession prior to the disclosure and had not been obtained by the receiving Party either directly or indirectly from the disclosing Party; (b) is lawfully disclosed to the receiving Party by a third party without actual, implied or intended restriction on disclosure through the chain of possession, or (c) is independently developed by the receiving Party without use of or access to the Confidential Information.
“Covered Representative” means a Person and its stockholders, directors, officers, employees, agents, representatives, consultants and subcontractors.
“Custom Product” is defined in Section 1.01(d).
“Dispute Representative” is defined in Section 14.03(b).
“Dispute” is defined in Section 14.03(a).
“Documentation” is defined in the Supplier Standards.
“Effective Date” is defined in the Preamble.
“Engineering Representative” means, with respect to a Party, an employee of such Party with expertise in quality, engineering, supply-chain or manufacturing.
“Force Majeure Event” means an event or condition occurring after the Order Date, [whether or not foreseeable], that (1) delays or interferes with the affected Party’s performance of its obligations under a Purchase Order, (2) is beyond the control of the affected Party, (3) cannot be mitigated by the commercially reasonable efforts of the affected Party, and (4) is not caused by the affected Party’s
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negligence or misconduct. “Force Majeure” includes, to the extent meeting the requirements of the foregoing sentence: (i) events of extreme weather, acts of nature, and environmental factors including fire, storms, floods, dust, lightning and earthquakes; (ii) acts of civil disturbance such as war, riot, shelter-in-place, marshal law, strikes, walkouts, lockouts, or other labor actions; (iii) fire or explosions not caused by the Product; (iv) pandemic or epidemic; (v) events of misconduct such as sabotage, vandalism, theft, accident or destruction caused by a third-party; and (vi) failure or unavailability of internet, including fiber optic cable cuts, interruption, failure of digital transmission links, or hacker attacks.
“FRU” means a field replacement unit that includes the stacks of a power module.
“Governmental Approvals” means (a) any authorizations, consents, approvals, licenses, rulings, Permits, tariffs, rates, certifications, variances, orders, judgments, decrees by, or with, a relevant Governmental Authority, and (b) any required notice to, any declaration of, or with, or any registration or filing by, or with, any relevant Governmental Authority.
“Governmental Authority” means any national, federal, state, provincial, regional, local or other governmental authority, independent system operator, regional transmission authority, or utility having jurisdiction over any Product, any Site, a Party, or a Party’s obligations under this Agreement and the related Purchase Order.
“Government Official” is defined in Section 6.03(d) (Global Standards).
“Grid Event” means a malfunction or failure of the electric grid that affects the Site.
“Handling Fees” means the aggregate expenses incurred in connection with fulfillment of the sale of Product or the provision of Services, such as warehouse storage cost, restocking, and packing. Handling Fees do not include the cost of Product or shipping Product.
“Hazardous Materials” means those elements or compounds regulated as a hazardous substance, toxic pollutant, pesticide, air pollutant, or as defined in the federal Comprehensive Environmental Response, Compensation and Liability Act, the federal Superfund Amendment and Reauthorization Act, the federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, the federal Water Pollution Control Act, the federal Insecticide, Fungicide and Rodenticide Act, and the federal Clean Air Act, all as amended, or any other substance or material regulated by any other Applicable Law relating to the protection of human health, water, safety or the environment.
“Hold” is defined in Section 1.01(f).
“Indemnified Parties” is defined in Section 12.01(a).
“Indemnifying Party” is defined in Section 12.01(a).
“Infringement Claim” means any third-party Claim arising out of a breach of the Infringement Warranty.
“Infringement Warranty” is defined in Section 3.02(a).
“Intellectual Property” means any of the following and all rights therein arising under the laws of the United States: (i) all patents, utility models and patent applications (and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof), patent disclosures and inventions (whether patentable or not); (ii) all trade secrets, know-how and confidential and proprietary information; (iii) all copyrights and copyrightable works (including software and computer programs) and registrations and applications therefor and any renewals, modifications and extensions thereof; (iv) all moral and economic rights of authors and inventors, however denominated; (v) unregistered and registered design rights and any registrations and applications for registration thereof; (vi) trademarks, service marks, trade names, service names, brand names, trade dress, logos, slogans, corporate names, trade styles, domain names and other source or business identifiers, whether registered or not, together with all applications therefor and all extensions and renewals thereof and all goodwill associated therewith; (vii) semiconductor chip “mask” works, and registrations and applications
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for registration thereof, (viii) database rights; (ix) all other forms of intellectual property, including waivable or assignable rights of publicity or moral rights; and (x) any similar, corresponding or equivalent rights to any of the foregoing.
“Initial Term” is defined in Section 13.01 (Term).
“Licenses” is defined in Section 10.02(b).
“Limited License” is defined in Section 10.02(a).
“Manufacturer’s Warranty” is defined in Section 3.01(a).
“Misuse” means, with respect to the Product, use which was not intended, improper or insufficient maintenance, unauthorized modifications, or abuse.
“Need-by-Date” means the agreed Product delivery date set forth in the relevant Purchase Order.
“Off-Taker” means the end user or end purchaser of a System installed by Company.
“O&M Agreement” is defined in the recitals.
“Order Date” is the date of each Purchase Order.
“Payment Terms” is defined in the Purchase Order.
“Permit” means any permit, license, approval, certificate, consent, order, registration, franchise, entitlement, privilege or other authorization issued by a Governmental Authority.
“Person” means any natural person, corporation, partnership, limited liability company, joint venture, trust, sole proprietorship, unincorporated organization, other business organization, trust, union, association or Governmental Authority.
“Product” is defined in Section 1.01(a).
“Project Documents” means this Agreement and each Purchase Order issued under this Agreement and the O&M Agreement and each Service Order (as defined in the O&M Agreement) issued under the O&M Agreement.
“Product Price” is defined in Section 1.02(a).
“Product Specifications” are set forth in each Purchase Order.
“Prohibited Activity” is defined in Section 10.03 (Restrictions on Use).
“Prudent Industry Practices” means those practices, methods, acts, techniques and standards as may be employed at the time of performance of the applicable work, which are commonly used by a significant portion of the fuel cell electric generating industry operating in the United States and the Territory in connection with fuel cell facilities of the same or similar size and type as such Product, and such other practices, methods, acts, techniques and standards which, in the exercise of reasonable judgment by those reasonably experienced in the industry in light of the facts known at the time a decision is made, would be expected to accomplish the result intended at a reasonable cost and consistent with Applicable Law, safety and expedition. “Prudent Industry Practices” are not intended to be limited to optimum practices, methods, acts, techniques and standards to the exclusion of all others, but rather are intended to be a range of acceptable practices, methods, acts, techniques or standards.
“Purchase Order” is defined in the Recitals.
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    Bloom-SK E&C BETEK MSA (Product & Services)

“Qualified Projects” has the meaning ascribed to it in the Commercial Collaboration Agreement.
“Quarterly Forecast” means, as of a given fiscal quarter, a non-binding, rolling forecast of Company’s anticipated purchases of Product itemized by anticipated capacity of facility over the following […***…] fiscal quarters subject to the forecasting projects information provided by Bloom. The Quarterly Forecast will also provide the methodology upon which such rolling forecast was made.
“Representatives” is defined in Section 11.02 (Disclosure).
“Services” means the work activities performed by Bloom as set forth and agreed under a Purchase Order, and in accordance with this Agreement, which includes but is not limited to Commissioning.

“Site” means the real property location at which the System of which the Product is a part will be or is installed. The Site for the System is set forth in the Purchase Order.
“Subcontractors” means, with respect to a given Party, (i) any subcontractor, vendor, or supplier of materials or services to such Party or any other Subcontractor; or (ii) any Person engaged or employed by any of the foregoing in connection with the performance of such Party’s obligations under or in connection with this Agreement.
“Supplier Standards” means: (i) the installation manual, product installation drawings (aka “PID” drawings), and contractor quality guaranties (aka “CQGs”) provided by Bloom to Company, as may be updated from time to time (ii) compliance with all construction and utility Permits; and (iii) further criteria, standards, processes and deliverables set forth in a particular Purchase Order and provided by Bloom to Company, as may be updated from time to time.
“System” means any equipment that is expressly identified as part of the System in the marked single-line drawing made in accordance with Section 4.02 (Roles and Responsibilities).
“Term” is defined in Section 13.01 (Term).
“Territory” means, with respect to a given Site, the country in which such Site is located. The Territory is listed in the Purchase Order.
“Third-Party Consent” means a consent required from a Person that is not a Governmental Authority before a given activity can be performed.
“Third-Party License” is defined in Section 10.02(a).
“Time and Materials” means the cost of Services based on (i) the number of labor hours performed for such Service at Bloom’s applicable hourly rate, (ii) expense incurred on materials and third-party services at cost plus a Handling Fee, and (iii) travel and accommodation, if required, including hours in travel and miscellaneous expenses incurred in connection therewith.
“Total PO Price” means the total cost of all Products, Services, Handling Fees, reimbursable costs and expenses, and taxes set forth in the in the applicable Purchase Order to be paid by Company to Bloom, as adjusted from time to time in accordance with the terms of this Agreement and the applicable Purchase Order.
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    Bloom-SK E&C BETEK MSA (Product & Services)

Exhibit B
FORM OF PURCHASE ORDER

Purchase Order [##]
Order Date: [MM/DD/YYYY]

Table 1
Parties	“Company” SK E&C BETEK Corporation, a Delaware corporation CSLB # 948628, having its office at 3 Park Plaza, Suite 430, Irvine, CA 92614	“Bloom” Bloom Energy Corporation, a Delaware corporation
Primary Contact	[…***…]	[…***…]
Billing	c/o SK E&C BETEK Corporation 3 Park Plaza, Suite 430 Irvine, California 92614 […***…]	4353 North 1st Street, 4th Floor San Jose, California Attn: Company Service Email: Accounts.Receivable@bloomenergy.com Phone: +1 (408) 543-1503
This “Purchase Order”, dated as of the Order Date set forth above, is made pursuant to the Master Supply Agreement, dated as of [] (the “Master Agreement”), by and between Company and Bloom.
(1)Project

Project Information
Site Address:	[address 1] [address 2] [City, State, Zip
Off-Taker	[Business Legal Name]
Site ID	[Site ID]
System Rated Capacity	[Size]
Configuration	[Config]
(2)Product(1)

Shipment and Delivery
Payment Terms	[…***…] days	Named Place (“Site”)	[address 1] [address 2] [City, State, Zip] United States
Currency	USD
Incoterms	[…***…]
Payment		[…***…]

Exhibit B to MSA

Product Price and Payment Schedule

Product Description	Need-by-Date	Payment Schedule	Units	Price Per Unit	Amount
[Description]	[mm/dd/yyyy]	[…***…]	[##]	$USD[##,###.##]	$USD[##,###.##]
				Subtotal	$USD[##,###.##]

Taxes					$0 Assuming Company provides reseller’s certificate, where applicable
				Total Product Price inclusive of taxes	$USD[##,###.##]

(1) […***…].

(3)Supplier Services

Services Price and Payment Schedule
Service Description	Payment Schedule	Amount
[Transportation of Product to Site]	[…***…]	Not to exceed $USD[##,###.##]
[Commissioning]	[…***…]	Not to exceed $USD[##,###.##]

	Total Services Price	Not to exceed $USD[##,###.##]
	Total PO Price	Not to exceed $USD[##,###.##]

Commissioning Notice Period	[##] days
Commissioning Period	[##] days

The commissioning pricing is inclusive of:
1)

The commissioning pricing excludes:

[…***…]. Bloom shall follow Exhibit H (CIG Safety Program Manual) during the Commissioning Service period.
(4)Additional Notes and Attachments:
Please see attached ESA for site specific performance specifications and grid independent operating specifications (where applicable).
Exhibit B to MSA

Attachments to Purchase Order

Attachment	Title	Attached	Not Attached/ Not Applicable
A	Equipment List	Yes
B	Customer ESA	Yes
C-1	Commissioning Procedures Sample Template	Yes
C-2	Commissioning Procedures for gas(non-CT and CT) and Water	Yes
D	Form Commissioning Completion Certificate and Acceptance	Yes
E	Ancillary Equipment Inspection and Power up	Yes
F	Bloom Energy Product Installation Manuals	Yes
G	Bloom Product Installation Drawing Sets (PID Template)	Yes
H	CIG Safety Program Manual	Yes

Exhibit B to MSA

IN WITNESS WHEREOF, the undersigned have caused this Purchase Order to be executed by their duly authorized representatives and delivered as of the date first set forth above.

SK E&C BETEK Corporation By: Name: Title:	BLOOM ENERGY CORPORATION By: Name: Title:

Exhibit B to MSA

Schedule 1
Insurance
Schedule 1